Exhibit 99.2
Capital Senior Living Company Presentation
Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.
Investment Highlights Value leader in providing quality seniors housing and care at reasonable prices Well positioned to make meaningful gains in shareholder value Substantially all private pay with strong cash flow generation Industry benefits from need-driven demand, limited new supply and improving housing market and economy Achieving solid growth in revenue, EBITDAR and CFFO Executing on disciplined accretive growth initiatives through acquisitions and conversions to higher levels of care Solid balance sheet
AR. 173 AZ. 18 9 CT. 178 FL. 226 IA. 122 IL. 650 IN. 2,247 KS. 165 LA. 133 MI. 42 9 MN. 173 MO. 662 MS. 143 NC. 593 SC. 669 NE. 668 NJ. 98 NY. 387 OH. 2,060 OK. 143 TX. 3,720 VA. 153 CA. 408 Company Overview Capital Senior Living operates 113 communities in geographically concentrated regions with the capacity to serve 14,700 residents Resident Capacity By State AZ. 189 GA. 70 MA. 68 WI. 150 MA. 87 (CHART) Property Ownership Structure Number of residents by State Greater than 2,000 500 - 2,000 Less than 500
Resident Demographics at CSU Communities Average age of resident: 85 years Average age of resident moving in: 82 years Average stay period: 2-3 years Percent of female residents: 80% Resident turnover is primarily attributed to death or need for higher care
The Capital Advantage: Senior Living Options Independent Living - 52% of Resident Capacity Average 113 units per IL community with large common areas and amenities Supportive services, wellness programs, social, recreational and educational events Average monthly rate of $2,437 100% private pay Average length of resident stay is 31 months
The Capital Advantage: Senior Living Options Assisted Living- 48% of Resident Capacity Average 64 units per community 74% of communities offer AL Assistance with activities of daily living including medication reminders, bathing, dressing and grooming Average monthly rate of $3,955 Substantially all private pay Average length of resident stay is 24 months
The Capital Advantage: Need Driven Demand U.S. population 75+ years old is estimated to be 12% of the population by 2030 compared to 6% in 2012 Only 1.3 million units serving a population of 18.9 million seniors Current 6.9% penetration rate implies demand growth of 40,000 units per year (Population in thousands) Source: 2010 Census Summary File 1 and U.S. Census Bureau, Population Division (CHART) U.S. Seniors Population Trends (75+ years old) 75% Expected Growth from 2014 to 2030
The Capital Advantage: Limited New Supply The Capital Advantage: Limited New Supply Source: NIC MAP Trends All Markets Q1 14
The Capital Advantage: Senior Housing Occupancy Trends The Capital Advantage: Senior Housing Occupancy Trends Source: NIC MAP Trends All Markets Q1 14
The Capital Advantage: Competitive Strengths Value leader in geographically concentrated regions Experienced on-site, regional and corporate management Larger company economies of scale and proprietary systems that yield operating efficiencies in highly fragmented industry Solid reputation in industry and 95% resident satisfaction Employer of choice Solid balance sheet Strong Board of Directors
The Capital Advantage: Strategy Focus on our core strengths Capitalize on competitive strengths within each of our regions to maximize the cash flow generated by our communities and our operations Capitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operators in geographically concentrated regions Increase levels of care through conversions to Assisted Living or Memory Care units Attract and retain the best talent in the senior living industry
2014 Business Plan Focused on Operations, marketing and growth to enhance shareholder value through: Organic growth Proactive expense Management Accretive acquisitions, unit conversions and community refurbishment projects Utilization of technology
2014 Business Plan: Organic Growth Increase average rents Each 3% increase generates $10.8M of revenue Improve occupancies Each 1% generates $4.0M of revenue, $2.8M of EBITDAR and $0.06 per share of CFFO Convert units to higher levels of care Cash flow enhancing renovations and refurbishments New branding strategy, eMarketing and website enhancements Implement software programs to optimize care plans and level of care charges
Solving to Achieve 90% Occupancy Q1 2014 Q1 2014 Q1 2014 Q1 2014 IL AL Total Total Units 5,927 5,206 11,133 Occupied Units 5,050 4,654 9,704 Occupancy % 85.2% 89.4% 87.1% Planned IL to AL Conversions Planned IL to AL Conversions Planned IL to AL Conversions IL AL Units (360) 360 At 90% Stabilized Occupancy At 90% Stabilized Occupancy 324 Note: Conversions are subject to customary approvals Note: Conversions are subject to customary approvals Note: Conversions are subject to customary approvals Occupancy After Conversions Stabilize Occupancy After Conversions Stabilize Occupancy After Conversions Stabilize Occupancy After Conversions Stabilize IL AL Total Total Units 5,567 5,566 11,133 Occupied Units 5,050 4,978 10,028 Occupancy % 90.7% 89.4% 90.1%
2014 Business Plan: External Growth Strategic acquisitions of high quality senior living communities to enhance geographic concentrations - 16.3% cash on cash returns *Based on share count at time of transaction (in millions except number of communities) 2011 2012 2013 Q1/Q2 2014 Combined Purchase Price $83.4 $181.3 $150.4 $98.2 $513.3 Communities 7 17 11 4 39 Units 551 1,367 881 511 3,310 Debt $59.3 $129.5 $112.3 $72.7 $373.8 Equity $24.1 $51.8 $38.1 $25.5 $139.5 First Year Revenue $21.3 $49.1 $35.1 $22.4 $127.9 First Year EBITDAR $7.3 $19.1 $14.1 $8.9 $49.4 First Year Cash Flow from Operations (CFFO) $3.4 $9.1 $5.8 $4.4 $22.7 First Year CFFO per share* $0.13 $0.34 $0.20 $0.15 $0.82
Operating Performance Revenue and EBITDAR growth EBITDAR increased 107.7% on an 85.6% increase in revenue EBITDAR margin increased from 29.9% in Q1 2010 to 34.6% in Q4 2013 (CHART) * As adjusted in Q4 2013 earnings release
Comparative Operating Metrics As adjusted in press releases As adjusted in press releases
Balance Sheet As of December 31, 2013 (in millions) ASSETS Cash and Securities $ 25.0 Other Current Assets 27.8 Total Current Assets 52.8 Fixed Assets 650.0 Other Assets 42.7 TOTAL ASSETS $ 745.5 LIABILITIES & EQUITY Current Liabilities $ 58.7 Long-Term Debt 467.4 Other Liabilities 61.4 Total Liabilities 587.5 Stockholders' Equity 158.0 TOTAL LIABILITIES & EQUITY $ 745.5
Investment Highlights Value leader in geographically concentrated regions Substantially all private pay Need-driven demand, limited new supply and improving housing market and economy Experienced management team with demonstrated ability to operate, acquire and create shareholder value Accretive acquisitions in highly fragmented industry Conversions to higher levels of care with significant revenue and cash flow growth Strong cash flow generation Solid balance sheet
Capital Senior Living Company Presentation